Fourth Quarter 2018 Earnings Release Conference Call
February 25, 2019

Brian Henry – Terex Corporation - Senior Vice President Business Development and Investor Relations
Good morning everyone, and thank you for participating in today’s fourth quarter 2018 financial results conference call. Participating on today’s call are John Garrison, Chairman and Chief Executive Officer, and John Sheehan, Senior Vice President and Chief Financial Officer.

Following the prepared remarks, we will conduct a question and answer session. We have released our fourth quarter 2018 results, a copy of which is available on Terex.com. Today's call is being webcast and is accompanied by a slide presentation, which includes a reconciliation of GAAP to non-GAAP financial measures that we will use during this call, and is also available on our website. All adjusted per share amounts in the presentation are on a fully-diluted basis. We will post a replay of this call on the Terex website under Events and Presentations in the Investor Relations section. Let me direct your attention to slide 2, which is our forward-looking statement and description of non-GAAP financial measures. We encourage you to read this as well as other items in our disclosures because the information we will be discussing today does include forward-looking material. With that, please turn to slide 3 and I'll turn it over to John Garrison.

John L. Garrison, Jr. - Terex Corporation - Chairman and Chief Executive Officer
Good morning and thank you for joining us and for your interest in Terex. Overall, our global team executed well in the fourth quarter, completing a year of significant growth and considerable earnings improvement. We made progress implementing our strategy and are seeing the results in our performance, expanding operating margins and doubling full-year earnings per share. Our global markets remain strong. We increased backlog in every segment, up 19% overall. This growth is on top of the strong backlog we had at the end of 2017, a clear indication that our commercial strategies are working and the markets we serve continue to grow. Aerial Work Platform (AWP) grew sales by 24% in 2018, and expanded their operating margin by 200 basis points. We are encouraged by the strength of the North American rental markets, where our customers continue to anticipate growth and continue to increase their capital expenditure plans. Cranes delivered on its commitment to generate a profit in the fourth quarter. Improvements made in materials management enabled better manufacturing productivity and customer deliveries. Materials Processing (MP) continued to execute at a high level, growing their fourth quarter sales by 20% and expanding operating margin by 150 basis points. For the full year, MP grew sales by 17% and increased operating profit by 32%. A great year for our global MP team.

Turning to slide 4, we made progress implementing our strategy in 2018. An area of intense focus for us is safety. We are developing a zero harm safety culture across Terex that puts safety first in every aspect of our business. We continued to make progress in 2018, reducing our lost time rate by 27% and improving our total recordable rate by 13%. Good results by our team in a year that saw us on-board thousands of new team members across our global sites. It is important to understand that safety performance is highly correlated with overall performance. Companies that execute well on safety, execute well in all aspects of their business.
Turning to slide 5, we have announced the sale of our Demag Mobile Cranes business, which sells all-terrain and large crawler cranes produced at our facilities in Zweibrucken, Germany. The Demag Mobile Cranes business has been an important part of Terex for many years, with dedicated team members that have made significant contributions to Terex and to the crane industry. However, after a strategic evaluation, we determined that as a stand-alone business, Demag Mobile Cranes was unlikely, within an acceptable time period, to out-earn its cost of capital over the cycle. The combination is based on strong industrial logic. The Demag Mobile Cranes business will become part of a global crane company that is well established in the industry. Subject to customary regulatory approvals, we expect this transaction to be completed mid-year and will use the proceeds to invest in our existing businesses and reduce outstanding borrowings. We are also exiting the North American Mobile Crane product lines manufactured in Oklahoma City (OKC). These changes will simplify the OKC operation which will continue to produce telehandlers and re-furbished units for AWP, and products for MP. Re-shaping of our mobile cranes portfolio is consistent with our strategy to focus on businesses that provide the greatest return to our shareholders. These actions will significantly increase our operating profit margins and earnings per share, and will improve our free cash flow and lower our net leverage. We will continue to manufacture Terex-branded rough terrain, tower, and pick and carry cranes. We will also maintain parts, service, and support for our North American cranes products. The Utilities business will become part of the AWP segment. The pick and carry business will become part of the MP segment. The rough terrain and tower crane businesses, will be reported in Corporate. These remaining businesses are strong performers, with approximately $750 million of revenue, and 10% operating margin. During the transition, our global team will continue to provide exceptional service to our customers.

Turning to slide 6, during 2018 we continued to implement the Simplify and Execute to Win elements of our strategy. We initiated strategic investments to expand our global manufacturing footprint, including the new Utilities manufacturing center in South Dakota, and MP locations in the UK and India. These actions are consistent with our disciplined capital allocation strategy. Execute to Win is about dramatically improving our capabilities by investing in people, processes, and tools in our three priority areas: Commercial Excellence, Lifecycle Solutions and Strategic Sourcing. The improved process discipline from our Commercial Excellence program is translating into growth and margin improvement. We continued to develop our parts and services organization in the fourth quarter, and completed the implementation of a new best-in-class parts pricing system in AWP, Utilities, and portions of the MP business. Finally, our Strategic Sourcing initiative continues to make progress. Savings associated with our Wave 1 award decisions are in line with our objectives and implementation is underway. On a continuing operations basis, we anticipate savings of approximately $75 million to be realized by 2020.

Turning to slide 7, we have an aggressive strategy deployment plan for 2019. We will complete the Demag Mobile Cranes sale and exit the OKC mobile crane product lines. Our team has a proven track record of executing these types of transactions. We will continue to reduce general and administrative expenses to reflect the more focused portfolio, while continuing to invest in our strategic priority areas, including engineering, new product development and innovation. We also plan to invest approximately $140 million in capital expenditures in 2019, substantially more than 2018. The increased investment will fund manufacturing capacity expansion, under-pinning our multi-year global growth strategy. Our Commercial Excellence teams will focus on improving the customer experience and driving process discipline by completing the deployment of the Terex Proven Sales Process and Saleforce.com. Our Global Parts and Services organization is taking shape. The team has an aggressive plan to improve operations, which will dramatically improve customer service. Finally, on Strategic Sourcing, implementation teams in each of our manufacturing facilities are working through supplier transitions starting with the highest-impact opportunities. On a continuing operations basis, we are planning to achieve savings of approximately $35 million this year.

Turning to slide 8, the 2019 guidance we are providing today is based on our continuing operations, which excludes the elements of our former Cranes segment that we are divesting and exiting. We expect these portfolio actions and the on-going implementation of our Simplify and Execute-to-Win strategy to dramatically improve our financial performance again in 2019. We expect to increase sales, and significantly improve earnings per share and free cash flow. Overall, we are excited about 2019. We will execute our plans to deliver strong financial results and make fundamental changes that will dramatically improve Terex for years to come.

With that, let me turn it over to John.

John Sheehan - Terex Corporation - Senior Vice President and Chief Financial Officer
Thanks, John. Let me begin by reviewing our Q4 segment highlights. AWP increased sales by $86 million, or 19%, compared to last year, driven by growth in North America and Asia. Fourth quarter bookings were similar to last year at a very healthy $831 million, fueling year-end backlog of $868 million, a 14% year-over-year increase. AWP’s operating margin of 4.9% was significantly impacted by material cost headwinds, including higher steel costs, direct and indirect tariffs, and unfavorable product mix. Moving to Cranes, improvements in materials management and operational performance enabled revenue growth of 12%. As expected, the Cranes segment returned to profitability in the fourth quarter. MP closed out the year with another excellent quarter. Sales were $340 million, up 20%, driven by global demand for crushing and screening products, material handlers, and environmental equipment. The MP team increased year-over-year operating profit by 34% and expanded its operating margin by 150 basis points, despite material cost headwinds. Backlog grew 54% to $490 million. Both AWP and MP are well positioned for another strong year heading into 2019.

Let’s turn to slide 10 to review our Q4 consolidated results.

Total sales increased by 16%. MP’s higher operating margin and lower corporate expenses more than offset the impact of margin pressure at AWP, leading to overall margin expansion and 30% higher operating profit on an adjusted basis. Investment in our transformation program and asset impairment charges related to our OKC based Cranes operation, were the primary differences between our “as-reported” and “as-adjusted” operating profit. Net interest expense increased $5 million year-over-year, resulting from increased borrowing and higher interest rates on floating rate facilities. A one-time, non-cash charge of $67 million related to the annuitization of our U.S. pension is included in our “as-reported” results. We reduced our effective tax rate in the quarter to 18% to account for our full year tax rate of 22%, which is lower than our previous estimate, due largely to tax settlements outside the United States. On an adjusted basis, we generated earnings per share of $0.51 cents, 55% greater than last year.

Turning to slide 11, overall 2018 was a good year for Terex. AWP achieved global sales of approximately $2.6 billion and expanded its operating margin by 200 basis points. MP had an excellent year, approaching $1.3 billion in global sales and expanding its operating margin to 13.1%. Cranes under-performed through the first three quarters, inhibited by supply chain issues, but returned to profitability in Q4. Overall, we grew sales by 18% to $5.1 billion, improved our operating margin by 160 basis points, and generated 52% more operating profit than the prior year. Executing our disciplined capital allocation strategy, we lowered our average outstanding share count by 19%. As a result, we doubled our EPS, generating $2.71 per share. It took a ton of hard work by our dedicated team members around the world to achieve these results in 2018.

Turning to slide 12, we continue to deliver on our commitment to follow a disciplined capital allocation strategy. In 2018, we generated free cash flow of $15 million. Higher inventory levels, principally in AWP, and the timing of 301 tariff recoveries, impacted cash flow. We expect to reduce AWP inventory during the upcoming selling season. We are making strategic investments in our businesses. In 2018, we invested nearly twice as much capex as the prior year, and we plan to substantially increase capex again in 2019, with the new Utilities manufacturing facility in Watertown, South Dakota being the largest investment. We will continue to invest in our transformation priority areas at lower levels than in the past couple years as our internal capabilities are maturing. In Q4, we annuitized our U.S. pension plan, removing $109 million in gross pension liability from our balance sheet and eliminating future administration and funding costs associated with the plan. We continue to return capital to shareholders. Throughout 2018, we repurchased over 11 million shares of Terex stock, reducing our outstanding shares by 14%. Finally, we generated 17% return on invested capital in 2018 and are on track to achieve our 2020 objective of 20% ROIC. The Terex team has, and will continue, to generate shareholder value through the execution of our disciplined capital allocation strategy.

Let’s turn to our 2019 Guidance.

We expect to achieve significant financial improvements by executing the portfolio actions that John described. In addition, we will benefit from the ongoing implementation of our Simplify and Execute to Win initiatives. The guidance we are providing today is for continuing operations, which excludes the elements of our former Cranes segment that we are divesting and exiting. We expect to increase revenue on a comparative basis by 3% to 6%, to a midpoint of approximately $4.7 billion, with operating margins between 9.0% and 10%. We anticipate higher interest and other expense, up about $12 million, due to increased borrowing and higher rates on floating rate facilities. Our 2019 tax rate assumption is 21%. We expect this operational performance to result in 2019 EBITDA between $465 and $525 million and free cash flow of $165 million. We expect 2019 earnings from continuing operations of between $3.60 and $4.20 per share. This represents an improvement of approximately $1.20 per share or 45% greater EPS than our actual, “as-adjusted” 2018 result.

From a quarterly perspective, we expect EPS to be generated roughly 15% in Q1, 35% in Q2, 30% in Q3, and 20% in Q4. That said, I would like to point out, that as a result of the recent winter storm in the northwest United States, our AWP Washington state manufacturing facilities, representing the majority of our North American production, have been closed for over a week. We are evaluating the impact of this unusual winter storm on our Q1 results. We have made several changes to the reporting structure of our business segments. Our Utilities business is now included in AWP, and the pick and carry business is in MP. The rough terrain and tower cranes businesses are in Corporate. We expect AWP to increase sales by 3% to 6%, on a comparative basis, to a midpoint of approximately $3.1 billion, and improve operating margins to between 10.5% and 11.5%. MP is a consistently strong performer. We expect to grow sales in 2019, anticipating an increase of between 2% and 6%, on a comparative basis, to a midpoint of approximately $1.4 billion, while achieving an operating margin of between 13% and 13.5%. MP operates several facilities in the UK. Our guidance assumes that there will not be any major disruptions associated with BREXIT. We are taking precautionary measures to mitigate potential supply chain disruptions, and will continue to monitor events as the year unfolds. Finally, within Corporate, we expect sales from the towers and rough terrain cranes businesses to be approximately $245 million. Corporate also captures the investment we continue to make in our Execute to Win initiatives. With that, I will turn it back to John.

John L. Garrison, Jr. - Terex Corporation - Chairman and Chief Executive Officer
Thank you John, I will review our segments starting with AWP, which now includes Terex Utilities. The global markets for aerial work platforms are stable at healthy levels, and the North American utility market remains strong. Following a strong 2018, our AWP team enters 2019 with a backlog, including Utilities of $1.1 billion, 21% higher than the prior year. The under-lying construction, utility, and industrial markets in North America remain strong. Our rental customers continue to see improving rental rates and higher equipment utilization. Rental market growth and replacement cycle demand, is driving the anticipated growth in 2019. Product adoption is continuing to fuel growth in China and other developing areas around the world. Material costs rose considerably in 2018, driven by higher steel prices and tariffs. We reset prices heading into 2019 to help offset these higher material costs. To improve margins, the AWP team is fully committed to executing their strategic sourcing plans, including transitioning significant volume to new suppliers. In the aerials market, the Genie brand is synonymous with technological leadership and innovation. The Genie team maintains a steady cadence of new product introductions and enhancements. In 2019, we will continue to add more fuel efficient, hybrid products, and fill-out the Xtra Capacity (XC) line. The XC line is important for Genie as the new ANSI standards governing load levels take effect later this year. The AWP team used the ANSI standard change as an opportunity to innovate and add customer value. Our new XC family of booms increases the platform capacity, allowing contractors to safely lift more workers, tools, and equipment. In some cases, a single XC machine can do the work of two competitive machines. These innovations were part of our long term product development strategy. The XC line will create value for our rental customers and end users; another great example of Genie innovation. Now part of AWP, the Utilities team will remain focused on implementing its manufacturing strategy and executing its new product and service development plans designed to gain share in a stable market environment. In summary, our dedicated and passionate AWP team will continue to meet the growing demand of our customers around the world.

Turning to MP, MP is a high performing segment that consistently delivers strong results and meets its commitments. MP finished strongly, increasing backlog by 55%. It is well positioned heading into 2019. Global demand for Crushing and Screening equipment is expected to remain strong. Construction activity, aggregate consumption, and environmental regulatory change, continue to be the main demand drivers. Demand for Material Handlers is also expected to remain strong, and the markets for our environmental products are growing. The MP team continues to expand its penetration into emerging markets for environmental, and mobile crushing and screening equipment, with considerable growth coming from India. Finally, our pick and carry business in Australia expects sales to remain steady in 2019, after achieving considerable growth over the past two years. New product development will continue to differentiate our MP businesses, with new crushing and screening products being launched in the Powerscreen and Finlay lines this year. Our new Fuchs products are designed to open adjacent markets, including timber yards, ports, and other waste processing. To support MP’s growth plans, the team is implementing a global manufacturing strategy to increase capacity in the UK, India, and China. The team will execute these plans throughout 2019 and into 2020. I expect our MP team to continue to execute at a high level and deliver on its plans again this year.

Turning to slide 16, to wrap up our prepared remarks, our global Terex team achieved significant growth and made meaningful improvements in 2018. We are taking action to focus the portfolio on high performing businesses. We will continue to execute our transformation program, simplifying the company, and building capabilities in our Execute to Win priority areas. We expect to significantly improve our financial performance again in 2019. We are confident in achieving our 2020 objectives of 10% operating margin, and 20% ROIC. Finally, we will continue to follow our disciplined capital allocation strategy and create additional value for our shareholders. With that, let me turn it back to Brian.

Brian Henry - Terex Corporation – Senior Vice President, Business Development & Investor Relations
Thanks, John. As a reminder, during the question and answer session, we ask you to limit your questions to one and a follow-up to ensure we have time to get to everyone. With that, I’d like to open it up for questions.

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